Exhibit 99.1

  R.H. Donnelley Reports Fourth Quarter and Full Year 2004 Results; Sprint Markets Deliver Strongest Annual Sales Growth in Three Years

    CARY, N.C.--(BUSINESS WIRE)--Feb. 24, 2005--

             Cash Flow and Delevering Exceed Expectations

    R.H. Donnelley Corporation (NYSE:RHD), a leading yellow pages publisher and directional media company, today reported fourth quarter 2004 loss available to common shareholders of $14.9 million, or $0.28 per diluted share. For the full year ended December 31, 2004, RHD reported net income available to common shareholders of $48.5 million, or $1.16 per diluted share.
    Excluding the effect of purchase accounting related to the SBC transaction and other items described within the attached Schedules, RHD's adjusted fourth quarter 2004 net income available to common shareholders was $42.9 million or $1.00 per share. Adjusted EBITDA for the quarter was $145.8 million. Adjusted pro forma full year 2004 net income available to common shareholders was $193.3 million or $4.59 per share. Adjusted pro forma EBITDA for full year 2004 was $616.8 million.
    See the attached schedules for a reconciliation of non-GAAP measures presented in this release to the most comparable GAAP measures. The Company's Current Report on Form 8-K furnished to the SEC on October 27, 2004 provides additional details regarding the adjustments and non-GAAP financial measures related to the acquisition of SBC Communications Inc.'s (NYSE: SBC) directory business in Illinois and Northwest Indiana.
    David C. Swanson, Chairman and Chief Executive Officer, said, "I am very proud of the results we delivered in 2004, particularly given the amount of dedicated focus applied to acquiring and integrating SBC's Illinois directory operations. Fourth quarter publication sales growth of 2.6 percent in our Sprint markets represents our eighth consecutive quarter of improved year-over-year publication sales performance. Full year Sprint publication sales growth of 2.7 percent exceeded our previous guidance."

    Fourth Quarter - Reported GAAP Results

    Fourth quarter net revenue was $170.3 million compared to $116.1 million in the prior year. Operating expenses, including depreciation and amortization, were $131.1 million compared to $85.4 million in the prior year. The Company did not generate partnership income in the fourth quarter of 2004 due to the SBC transaction, but did report $22.5 million of partnership income in the fourth quarter of 2003. Operating income in the quarter was $39.2 million versus $53.2 million in the prior year. Net interest expense in the quarter was $54.6 million compared to $42.6 million in the fourth quarter of 2003. Net loss available to common shareholders for the quarter was $14.9 million or $0.28 per diluted share compared to income available to common shareholders of $1.1 million or $0.03 per diluted share in the fourth quarter of 2003.

    Full Year - Reported GAAP Results

    Full year 2004 net revenue was $603.1 million compared to $256.4 million in the prior year. Operating expenses including depreciation and amortization were $389.4 million compared to $278.0 million in the prior year. Full year 2004 partnership income prior to the completion of the SBC transaction on September 1, 2004 was $78.0 million compared to $114.1 million in 2003. Operating income for the full year was $291.7 million compared to $92.5 million in the prior year. Net interest expense for the full year 2004 was $175.5 million compared to $180.0 million in 2003. Net income available to common shareholders was $48.5 million or $1.16 per diluted share compared to a loss of $108.3 million or $3.53 per diluted share in the prior year.

    Fourth Quarter Results - Including Adjustments and Non-GAAP
Measures

    Publication sales for RHD's Sprint-branded directories during the fourth quarter of 2004 were $124.5 million, up 2.6 percent from publication sales of $121.3 million in the prior year. Publication sales in RHD's SBC-branded directories during the fourth quarter of 2004 were $185.6 million, down 1.9 percent from publication sales of $189.2 million in the prior year. Publication sales represent the total billable value of advertising in directories that were published in the period.
    Adjusted net revenue in the quarter was $259.3 million, compared to adjusted pro forma net revenue of $260.2 million in the fourth quarter of 2003. Adjusted operating expenses including depreciation and amortization were $133.8 million compared to adjusted pro forma operating expenses of $149.2 million for the same period in 2003. Adjusted operating income for the fourth quarter of 2004 was $125.5 million, up from adjusted pro forma operating income for the fourth quarter of 2003 of $111.0 million. Adjusted EBITDA for the quarter was $145.8 million, compared to adjusted pro forma EBITDA of $135.1 million in the prior year. Adjusted net income for the fourth quarter of 2004 was $42.9 million, compared to adjusted pro forma net income of $32.5 million for the fourth quarter of 2003 as a result of higher operating income, lower interest expense and a lower effective tax rate in 2004. Adjusted net income per diluted share in the fourth quarter of 2004 was $1.00, compared to adjusted pro forma net income per diluted share of $0.79 in the prior year.

    2004 Full Year Results - Including Adjustments and Non-GAAP
Measures

    Publication sales for RHD's Sprint-branded directories for the full year 2004 were $567.2 million, up 2.7 percent from the prior year, and modestly ahead of guidance for the year. For the Company's SBC-branded directories, publication sales for the full year 2004 were $463.2 million, down 2.1 percent from the prior year, also better than guidance. Adjusted pro forma net revenue for the full year 2004 was $1,033.9 million compared to $1,032.8 million for 2003. Adjusted pro forma operating expenses including depreciation and amortization were $502.6 million for the full year 2004 compared to $528.0 million for 2003. Adjusted pro forma operating income was $531.3 million compared to $504.8 million for 2003. Adjusted pro forma EBITDA was $616.8 million, compared to $600.2 million in the prior year. Full year 2004 normalized adjusted pro forma EBITDA was $600.0 million. See the attached schedules for a description of normalizing adjustments. Adjusted pro forma net income for the full year 2004 was $193.3 million compared to $159.2 million for 2003 as a result of higher operating income, lower interest expense and a lower effective tax rate in 2004. Adjusted pro forma net income per diluted share for the full year 2004 was $4.59, compared to $3.94 in the prior year.

    Cash Flow and Debt

    The Company generated cash flow from operations of $82.6 million in the quarter. Free cash flow (cash flow from operations less $5.9 million of capital expenditures and software investment) for the quarter was $76.7 million. During the fourth quarter, the Company repaid approximately $65.5 million of debt.
    For the full year, the Company generated cash flow from operations of $406.3 million, which included federal income tax refunds of $71.3 million. Free cash flow (cash flow from operations less $18.0 million of capital expenditures and software investment) for the full year was $388.3 million. Excluding the federal income tax refunds, free cash flow was $317.0 million. These results include the acquired SBC business from September 1, 2004. The Company repaid $297.1 million of debt in 2004.
    In connection with the SBC transaction, the Company paid cash consideration of approximately $1,425 million, including fees and expenses. Sources of funds consisted of approximately $1,332 million from new borrowing and approximately $95 million of cash generated from operations that otherwise would have been available to repay debt. As of December 31, 2004, total debt outstanding was $3,127.3 million.
    On January 14, 2005, the Company repurchased approximately 50 percent of its outstanding preferred stock held by investment partnerships affiliated with Goldman Sachs for approximately $277 million. The repurchased preferred shares were convertible into approximately 4.9 million common shares. To finance the transaction, the Company issued $300 million of 8-year 6.875% senior unsecured notes.

    Outlook

    The Company affirms all guidance for full year 2005 provided under
Item 7.01 in the Current Report on Form 8-K furnished to the SEC on January 11, 2005. The Company also affirms 2005 revenue and publication sales guidance provided under Item 7.01 in the Current Report on Form 8-K furnished to the SEC on December 7, 2004.

    Comparative Financial Results

    As a result of the SBC and Sprint transactions and the related financing and associated accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance.
Accordingly management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted pro forma 2004 and 2003 results. Adjusted pro forma results discussed in this press release and the attached schedules reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the years presented, as well as certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performance as if the SBC transaction had been consummated at the beginning of each year presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable.
    The primary adjustments related to the SBC transaction in 2004 and 2003 are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Adjusted results for each period presented also exclude deferred directory costs related to sales contracts executed prior to the acquisition date for directories that were scheduled to publish subsequent to the acquisition date, determined at the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. Similar adjustments related to the Sprint transaction were made in 2004 and 2003. Adjusted pro forma earnings per share in both periods assumes conversion of the preferred stock at the beginning of each period presented. The attached Schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments.
    For the periods ending August 31, 2004 and December 31, 2003, the Company's investment in DonTech was accounted for under the equity method. The Company did not consolidate DonTech's revenue and expenses in its consolidated results. Rather it reported the Company's share of DonTech's net income and revenue participation income from SBC, both based on DonTech's calendar sales, collectively as partnership income. On September 1, 2004, RHD acquired SBC's directory business in Illinois and Northwest Indiana, including SBC's interest in the DonTech partnership. As a result, the Company did not generate partnership income after August 31, 2004.
    The Company's Current Report on Form 8-K furnished to the SEC on October 27, 2004 provides additional details regarding the adjustments and non-GAAP financial measures related to the SBC transaction.

    Full Year and Fourth Quarter Conference Call

    R.H. Donnelley's fourth quarter conference call will be held on February 25, 2005 at 10:00 a.m. EST and can be accessed by dialing 888-387-9606 (domestic) or 484-630-7198 (international). The passcode for the call is "RHD". Please dial in to the call by 9:50 a.m. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 866-491-2912 (domestic) or 203-369-1720 (international). The recording will be available through March 11, 2005. There is no passcode for the replay.

    About R.H. Donnelley

    RHD publishes 389 directories, with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes 260 directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes 129 directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC's www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" and in Schedule 9d are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media;
(5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

    (See attached tables)


R.H. DONNELLEY CORPORATION                              Schedule 1
INDEX OF SCHEDULES
----------------------------


Schedule 1:       Index of Schedules

Schedule 2: Unaudited Consolidated Statements of Operations for the year ended December 31, 2004 and 2003 and Unaudited Consolidated Statements of Income for the three months ended December 31, 2004 and 2003

Schedule 3: Unaudited Adjusted Pro Forma Consolidated Statements of Operations for the three months ended December 31, 2004 and 2003

Schedule 4: Unaudited Adjusted Pro Forma Consolidated Statements of Income for the year ended December 31, 2004 and 2003

Schedule 5:       Unaudited Consolidated Balance Sheets at
                  December 31, 2004 and 2003

Schedule 6: Unaudited Consolidated Statements of Cash Flows for the year ended December 31, 2004 and the three months ended December 31, 2004


Schedule 7: Reconciliation of Reported to Adjusted Pro Forma Unaudited Consolidated Statements of Income
                  For the three months ended December 31, 2004 and
                  2003

Schedule 8: Reconciliation of Reported to Adjusted Pro Forma Unaudited Consolidated Statements of Income
                  For the years ended December 31, 2004 and 2003

Schedule 9:       Reconciliation of Non-GAAP Measures

Schedule 10: Notes to Unaudited Consolidated Statements of Income and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                           Schedule 2
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------
(unaudited)

Amounts in millions, except earnings per share
--------------------------------------------------------------------

                                 Three months ended     Year ended
                                     Dec. 31,            Dec. 31,
                             -----------------------------------------
                                  2004      2003       2004      2003
                               Reported  Reported   Reported  Reported
----------------------------------------------------------------------
Net revenue (1)                 $170.3    $116.1    $ 603.1   $ 256.4
Expenses                         110.8      68.7      322.8     212.2
Depreciation and amortization     20.3      16.7       66.6      65.8
Partnership income                   -      22.5       78.0     114.1
                             -   -------   --------  --------  -------
Operating income                  39.2      53.2      291.7      92.5
Interest expense, net            (54.6)    (42.6)    (175.5)   (180.0)
Other income, net                                        -       1.5
                             ---------------------  --------  -------
Pre-tax (loss) income            (15.4)     10.6      116.2     (86.0)
Tax benefit (provision)            6.1      (4.3)     (45.9)     36.1
                             -   -------   --------  --------  -------
Net (loss) income                 (9.3)      6.3       70.3     (49.9)
Preferred dividend                 5.6       5.2       21.8      58.4
                                 -------   --------  --------  -------
(Loss) income available to
 common                         $(14.9)   $  1.1    $  48.5   $(108.3)
                                 =======   ========  ========  =======

Earnings per share (EPS): (5)
   Basic                        $(0.28)   $ 0.03    $  1.21   $ (3.53)
   Diluted                      $(0.28)   $ 0.03    $  1.16   $ (3.53)
Shares used in computing EPS:
   Basic                          31.4      31.0       31.3      30.7
   Diluted                        33.1      32.2       32.6      30.7

--------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                                Schedule 3
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------
(unaudited)

Amounts in millions, except earnings per share
---------------------------------------------------------------------

                                 Three months ended
                                       Dec. 31,
                               --------------------------------------
                                               2003
                                   2004       Adjusted
                                 Adjusted    Pro Forma     Variance
                                    (2)        (2)(3)       $       %
------------------------------------------------------ ---------------
Net revenue (1)                $     259.3 $    260.2 $  (0.9)  (0.3%)
Expenses                             113.5      125.1    11.6     9.3%
Depreciation and amortization         20.3       24.1     3.8    15.8%
                                ----------- ---------- ---------------
Operating income                     125.5      111.0    14.5    13.1%
Interest expense, net                (54.6)     (56.2)    1.6     2.8%
                                ----------- ---------- ---------------
Pre-tax income                        70.9       54.8    16.1    29.4%
Tax provision                        (28.0)     (22.3)   (5.7) (25.6%)
                                ----------- ---------- ---------------
Net income                            42.9       32.5    10.4    32.0%
Preferred dividend (4)                   -          -       -     0.0%
                                ----------- ---------- ---------------
Income available to common     $      42.9 $     32.5    10.4    32.0%
                                =========== ========== ===============

Earnings per share (EPS): (6)
   Basic                       $      1.04 $     0.81 $  0.23    28.4%
   Diluted                     $      1.00 $     0.79 $  0.21    26.6%
Shares used in computing EPS:(6)
   Basic                              41.2       40.0
   Diluted                            42.9       41.2

--------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 10.
See Schedule 7 for a reconciliation of reported to adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                            Schedule 4
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------
(unaudited)

Amounts in millions, except earnings per share
---------------------------------------------------------------------

                                        Year ended
                                          Dec. 31,
                                     ------------------
                                        2004     2003
                                      Adjusted Adjusted
                                        Pro      Pro
                                       Forma    Forma       Variance
                                        (2)     (2)(3)      $       %
------------------------------------------------------- --------------
Net revenue (1)                      $1,033.9 $1,032.8 $  1.1     0.1%
Expenses                                417.2    432.6   15.4     3.6%
Depreciation and amortization            85.4     95.4   10.0    10.5%
                                      -------- -------- --------------
Operating income                        531.3    504.8   26.5     5.2%
Interest expense, net                  (211.9)  (232.1)  20.2     8.7%
Other income                              0.1        -    0.1     0.0%
                                      -------- -------- --------------
Pre-tax income                          319.5    272.7   46.8    17.2%
Tax provision                          (126.2)  (113.5) (12.7) (11.2%)
                                      -------- -------- --------------
Net income                              193.3    159.2   34.1    21.4%
Preferred dividend (4)                      -        -      -     0.0%
                                      -------- -------- --------------
Income available to common           $  193.3 $  159.2   34.1    21.4%
                                      ======== ======== ==============

Earnings per share (EPS): (6)
   Basic                             $   4.74 $   4.04 $ 0.70    17.3%
   Diluted                           $   4.59 $   3.94 $ 0.65    16.5%
Shares used in computing EPS: (6)
   Basic                                 40.8     39.4
   Diluted                               42.1     40.4

---------------------------------------------------------------------

See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 10.
See Schedule 8 for a reconciliation of reported to adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                           Schedule 5
CONSOLIDATED BALANCE SHEETS
----------------------------------------------
(unaudited)

Amounts in millions
---------------------------------------------- --------- ---------

                                               Dec. 31,   Dec. 31,
                                                 2004      2003
                                               Reported  Reported
---------------------------------------------- --------- ---------

Assets
  Cash and cash equivalents                    $   10.8  $    7.7
  Accounts receivable, net                        455.4     211.0
  Deferred directory costs                        116.5      33.0 (17)
  Prepaid expenses and other                       40.6      32.9 (17)
                                                --------  --------
Total current assets                              623.3     284.6

  Partnership investment                              -     175.7
  Fixed assets and computer software, net          37.7      20.6
  Intangible assets, net                        2,905.3   1,865.2
  Other non-current assets                        102.6      95.6
  Goodwill                                        310.0      97.0
                                                --------  --------
Total Assets                                   $3,978.9  $2,538.7
                                                ========  ========


Liabilities, Redeemable Convertible Preferred
 Stock and
Shareholders' Equity (Deficit)
  Accounts payable and accrued liabilities     $   80.4  $   33.5
  Deferred directory revenue                      381.4     216.5
  Current portion of long-term debt               162.0      49.6
                                                --------  --------
Total current liabilities                         623.8     299.6

  Long-term debt                                2,965.3   2,042.5
  Deferred income taxes, net                      118.8      33.6
  Other non-current liabilities                    36.9      21.0
                                                --------  --------
Total liabilities                               3,744.8   2,396.7

Redeemable convertible preferred stock            216.1     198.2

Shareholders' Equity (deficit)                     18.0     (56.2)
                                                --------  --------
Total Liabilities, Redeemable Convertible
 Preferred
Stock and Shareholders' Equity (Deficit)       $3,978.9  $2,538.7
                                                ========  ========

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                                 Schedule 6
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------
For the three months and twelve months ended December 31, 2004

(unaudited)

Amounts in millions
------------------------------------------------- -------- ---------

                                                   Reported
                                                    Three    Reported
                                                    months     Year
                                                    ended      ended
Operating activities:                              Dec. 31,  Dec. 31,
                                                    2004       2004
                                                  --------- ----------
Net (loss) income                                  $  (9.3) $    70.3
Depreciation and amortization                         20.3       66.6
Deferred income tax                                  (11.7)      40.3
Gain on disposal of Assets                             0.1        0.1
Cash in excess of partnership income                     -        1.4
Changes in working capital                            86.0      145.4
Other                                                 (2.8)      82.2
                                                    -------  ---------
Net cash provided by operating activities             82.6      406.3

Investment activities:
Additions to fixed assets and computer software       (5.9)     (18.0)
Acquisition of SBC Directory operations                  -   (1,413.6)
                                                    -------  ---------
Net cash used in investing activities                 (5.9)  (1,431.6)

Financing activities:
(Decrease) increase in checks not yet presented
 for payment                                          (4.5)      (0.9)
Proceeds from issuance of debt                           -    1,318.9
Repayment of debt                                   (174.4)    (442.6)
Borrowings under the Revolver                        108.9      145.5
Proceeds from option exercises                         1.2        7.5

                                                    -------- ---------
Net cash used in financing activities                (68.8)   1,028.4

Increase in cash and cash equivalents                  7.9        3.1

Cash and cash equivalents, beginning of period         2.9        7.7

                                                    -------- ---------
Cash and cash equivalents, end of period           $  10.8  $    10.8
                                                    =======  =========

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                                                       Schedule 7
R.H. DONNELLEY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------
Reconciliation of Reported to Adjusted Pro Forma Amounts

(unaudited)

Amounts in millions, except earnings per share

------------------ ------------------------------------------------ --

                           Three Months Ended December 31, 2004
                     -----------------------------------------------
                                  Sprint         SBC
                      Reported Adjustments(3)Adjustments (2)Adjusted
-------------------- -----------------------------------------------
Net revenue (1)        $170.3                     $89.0  (7) $259.3
Expenses                110.8                       2.7  (7)  113.5
Depreciation and
 amortization            20.3                            (8)   20.3
                      -------- -----------   -----------    --------
Total expenses          131.1           -           2.7       133.8
Partnership income          -                         -  (9)      -
                     --------- -----------   -----------    --------
 Operating income        39.2           -          86.3       125.5
Interest expense,
 net                    (54.6)                        - (10)  (54.6)
                     --------- -----------   -----------    --------
Pre-tax (loss)
 income                 (15.4)          -          86.3        70.9
Tax benefit
 (provision)              6.1                     (34.1)(11)  (28.0)
                     --------- -----------   -----------    --------
 Net (loss) income       (9.3)          -          52.2        42.9
Preferred dividend        5.6        (5.6)(4)                     -
                      -------- -----------   -----------    --------
 (Loss) income
  available to common  $(14.9)       $5.6         $52.2       $42.9
                      ======== ===========   ===========    ========

Earnings per share (EPS):
(4),(5), (6)
   Basic               $(0.28)                                $1.04
   Diluted             $(0.28)                                $1.00

Shares used in computing EPS:
(4), (5), (6)
   Basic                 31.4         9.8                      41.2
   Diluted               33.1         9.8                      42.9

-------------------- ------------------------------------------------


See accompanying Notes to Unaudited Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 10.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                                                        Schedule 7

R.H. DONNELLEY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------
Reconciliation of Reported to Adjusted Pro Forma Amounts

(unaudited)

Amounts in millions, except earnings per share

------------------ ------------------------------------------------ --



                           Three Months Ended December 31, 2003
                    --------------------------------------------------
                                                             Adjusted
                                 Sprint           SBC           Pro
                     Reported Adjustments (3)  Adjustments(2)  Forma
----------------------------------------------------------------------
Net revenue (1)       $116.1       $26.6 (12)     $117.5  (7)  $260.2
Expenses                68.7         4.5 (12)       51.9  (7)   125.1
Depreciation and
 amortization           16.7                         7.4  (8)    24.1
                     -------- -----------    ------------    ---------
Total expenses          85.4         4.5            59.3        149.2
Partnership income      22.5                       (22.5) (9)       -
                    --------- -----------    ------------    ---------
 Operating income       53.2        22.1            35.7        111.0
Interest expense,
 net                   (42.6)          -           (13.6)(10)   (56.2)
                    --------- -----------    ------------    ---------
Pre-tax (loss)
 income                 10.6        22.1            22.1         54.8
Tax benefit
 (provision)            (4.3)       (9.0)(11)       (9.0)(11)   (22.3)
                    --------- -----------    ------------    ---------
 Net (loss) income       6.3        13.1            13.1         32.5
Preferred dividend       5.2        (5.2) (4)                       -
                     -------- -----------    ------------    ---------
 (Loss) income
  available to
  common                $1.1       $18.3           $13.1        $32.5
                     ======== ===========    ============    =========

Earnings per share
 (EPS): (4), (5), (6)
   Basic               $0.03                                    $0.81
   Diluted             $0.03                                    $0.79

Shares used in computing EPS:
 (4), (5), (6)
   Basic                31.0         9.0                         40.0
   Diluted              32.2         9.0                         41.2

----------------------------------------------------------------------


See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                                                          Schedule 8


R.H. DONNELLEY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------
Reconciliation of Reported to Adjusted Pro Forma Amounts

(unaudited)

Amounts in millions, except earnings per share
------------------- --------------------------------------------------


                                Year ended December 31, 2004
                     -------------------------------------------------
                                                             Adjusted
                                 Sprint          SBC            Pro
                      Reported Adjustments(3) Adjustments (2)  Forma
----------------------------------------------------------------------
Net revenue  (1)       $603.1       $1.1 (12)     $429.7  (7)$1,033.9
Expenses                322.8       (3.6)(12)       98.0  (7)   417.2
Depreciation and
 amortization            66.6                       18.8  (8)    85.4
                      -------------------    ------------    ---------
Total expenses          389.4       (3.6)          116.8        502.6
Partnership income       78.0          -           (78.0)           -
                     --------------------    ------------    ---------
Operating income        291.7        4.7           234.9        531.3
Interest expense, net  (175.5)                     (36.4)(10)  (211.9)
Other income                -                        0.1          0.1
                     --------------------    ------------    ---------
Pre-tax income (loss)   116.2        4.7           198.6        319.5
Tax (provision)
 benefit                (45.9)      (1.9)          (78.4)(11)  (126.2)
                     --------------------    ------------    ---------
Net income (loss)        70.3        2.8           120.2        193.3
Preferred dividend       21.8      (21.8) (4)                       -
                      -------------------    ------------    ---------
Income (loss)
 available to common    $48.5      $24.6          $120.2       $193.3
                      ===================    ============    =========

Earnings per share (EPS):
(4), (5), (6)
   Basic                $1.21                                   $4.74
   Diluted              $1.16                                   $4.59

Shares used in computing EPS:
 (4), (5), (6)
   Basic                 31.3        9.5                         40.8
   Diluted               32.6        9.5                         42.1

----------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Operations and
 Non-GAAP Measures - Schedule 10.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.



                               Year ended December 31, 2003
                    -------------------------------------------------
                                Sprint           SBC         Adjusted
                    Reported Adjustments (3) Adjustments (2) Pro Forma
----------------------------------------------------------------------
Net revenue  (1)     $256.4      $315.9 (12)     $460.5  (7)$1,032.8
Expenses              212.2        63.3 (12)      157.1  (7)   432.6
Depreciation and
 amortization          65.8                        29.6  (8)    95.4
                    -------- -----------    ------------    ---------
Total expenses        278.0        63.3           186.7        528.0
Partnership income    114.1           -          (114.1)           -
                    -------- -----------    ------------    ---------
 Operating income      92.5       252.6           159.7        504.8
Interest expense,
 net                 (180.0)        2.4 (13)      (54.5)(10)  (232.1)
Other income            1.5        (1.5)(14)                       -
                    -------- ---------------------------    ---------
Pre-tax income
 (loss)               (86.0)      253.5           105.2        272.7
Tax (provision)
 benefit               36.1      (105.7)(11)      (43.9)(11)  (113.5)
                    -------- -----------    ------------    ---------
 Net income (loss)    (49.9)      147.8            61.3        159.2
Preferred dividend     58.4       (58.4) (4)                       -
                    -------- -----------    ------------    ---------
 Income (loss)
  available to
  common            $(108.3)     $206.2           $61.3       $159.2
                    ======== ===========    ============    =========

Earnings per share (EPS):
 (4), (5), (6)
   Basic             $(3.53)                                   $4.04
   Diluted           $(3.53)                                   $3.94

Shares used in computing EPS:
 (4), (5), (6)
   Basic               30.7         8.7                         39.4
   Diluted             30.7         9.7                         40.4

---------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 10.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                               Schedule 9a
RECONCILIATION OF NON-GAAP MEASURES
-----------------------------------
(unaudited)


Amounts in millions, except per share amounts
------------------------------------------------ -------------------
                                 Three Months ended      Year Ended
                                      Dec. 31,            Dec. 31,
                                 -------------------------------------
                                    2004     2003      2004      2003
--------------------------------- -------  -------  --------  --------
Reconciliation of publication
 sales for Sprint-branded and
 SBC-branded directories to net
 revenue and adjusted pro forma
 net revenue

Publication sales - Sprint-
 branded directories             $ 124.5  $ 121.3  $  567.2  $  552.5
Publication sales - Sprint-
 branded directories - percentage
 change over prior year              2.6%               2.7%
Adjustments for changes in
 directory publication date(s)
 (15)                                       (11.4)               (4.3)
                                           -------            --------
Publication sales disclosed in
 fourth quarter 2003 earnings
 release                                    109.9               548.2
Publication sales - SBC-branded
 directories (2)                   185.6    189.2     463.2     473.1
Publication sales - SBC-branded
 directories - percentage change
 over prior year                    -1.9%              -2.1%
Less publication sales for all
 January 2003 Sprint-branded
 directories that were not
 recognized as revenue due to
 purchase accounting                           --              (102.4)
Less pre-acquisition publication
 sales for SBC-branded directories
 not recognized as revenue in
 current period due to purchase
 accounting                            -   (189.2)   (277.3)   (473.1)
Less current period publication
 sales for Sprint-branded
 directories not recognized as
 revenue in current period due
 to the deferral method of
 accounting                       (104.3)   (93.6)   (221.0)   (214.3)
Less current period publication
 sales for SBC-branded directories
 not recognized as revenue in
 current period due to the
 deferral method of accounting    (159.1)            (158.4)
Plus net revenue reported in the
 period for publication sales
 from prior periods, excluding
 publication sales for all
 January 2003 Sprint-branded
 directories                       122.2     94.5     215.8         -
                                  -------- -------  --------- --------
Net directory advertising revenue
 on above publication sales        168.9    110.8     589.5     231.5

Pre-press publishing revenue           -      4.2      11.8      20.6
Other revenue                        1.4      1.1       1.8       4.3

                                 --------------- -------------------
Net revenue - GAAP                 170.3    116.1     603.1     256.4

Plus net revenue from
 Sprint-branded directories
 that published prior to the
 acquisition plus all January 2003
 Sprint-branded directories that
 would have been recognized
 during the period absent purchase
 accounting adjustments required
 under GAAP                                  26.6       1.1     315.9

Plus net revenue from SBC-branded
 directories that published prior
 to the acquisition that would have
 been recognized during the period
 absent purchase accounting
 adjustments required under GAAP
 had the transaction occurred on
 January 1, 2003                    89.0    121.7     441.5     481.1

Less pre-press publishing revenue
 that would not have been recorded
 had the SBC transaction occurred on
 January 1, 2003                       -     (4.2)    (11.8)    (20.6)

                                  ---------------- -------------------
Net revenue - Adjusted pro forma $ 259.3  $ 260.2  $1,033.9  $1,032.8
                                  ======== =======  ========= ========

See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                          Schedule 9b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
---------------------------------------------

(unaudited)

Amounts in millions, except per share amounts
----------------------------------------------------- ----------------
                                       Three Months      Year ended
                                       ended Dec. 31,     Dec. 31,
                                      --------------------------------
                                        2004    2003    2004     2003
----------------------------------------------------- ----------------
Reconciliation of net income (loss) -
 GAAP to EBITDA and adjusted
 pro forma EBITDA

Net (loss) income - GAAP               $(9.3)   $6.3   $70.3   $(49.9)
Plus tax (benefit) provision            (6.1)    4.3    45.9    (36.1)
Plus interest expense, net              54.6    42.6   175.5    180.0
Plus depreciation and amortization      20.3    16.7    66.6     65.8
                                      ------- ------- ------- --------
EBITDA                                  59.5    69.9   358.3    159.8

Less other expense (income)                -       -     0.1     (1.5)

Plus net revenue from Sprint-branded
 directories that published prior to
 the acquisition plus all January 2003
 Sprint-branded directories that would
 have been recognized during the period
 absent purchase accounting
 adjustments required under GAAP           -    26.6     1.1    315.9

Plus amortized deferred cost uplift
 on Sprint sales contracts as of the
 date of the acquisition, net of
 expenses on Sprint-branded directories
 that published prior to the acquisition,
 including all January 2003 published
 directories, that would not have been
 recognized during the period absent
 purchasing accounting adjustments
 required under GAAP                       -    (4.5)    3.6    (63.3)

Less pre-press publishing revenue that
 would not have been recorded had the SBC
 transaction occurred on January 1, 2003    -   (4.2)  (11.8)   (20.6)

Plus net revenue from SBC-branded
 directories that published prior
 to the acquisition that would have
 been recognized during the period
 absent purchase accounting
 adjustments required under GAAP
 had the transaction occurred on
 January 1, 2003                        89.0   121.7   441.5    481.1

Less expenses, including amortized
 deferred cost uplift, from SBC-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP had the
 transaction occurred on
 January 1, 2003                        (2.7)  (51.9)  (98.0)  (157.1)
Less partnership income that would
 not have been recognized during the
 period assuming the SBC transaction
 occurred on January 1, 2003               -   (22.5)  (78.0)  (114.1)
                                      ------- ------- ------- --------
Net effect of adjustments to GAAP
 results                               $86.3   $65.2  $258.5   $440.4


                                      --------------- ----------------
Adjusted pro forma EBITDA (16)        $145.8  $135.1  $616.8   $600.2

                                      =============== ================

----------------------------------------------------- ----------------

See accompanying Notes to Consolidated Statements of
 Operations and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                             Schedule 9c
RECONCILIATION OF NON-GAAP MEASURES (con't)
---------------------------------------------
(unaudited)



Amounts in millions, except per share amounts
---------------------------------------------------- ----------------
                                       Three months     Year ended
                                       ended Dec. 31,    Dec. 31,
                                      -------------------------------
                                        2004   2003    2004     2003
---------------------------------------------------- ----------------

Reconciliation of cash flow from
 operations to Free Cash Flow

Cash flow from operations - GAAP       $82.6  $22.5  $406.3   $248.6
Less: additions to fixed assets and
 computer software                      (5.9)  (4.7)  (18.0)   (12.6)

                                      -------------- ----------------
Free cash flow                         $76.7  $17.8  $388.3   $236.0
                                      ============== ================

---------------------------------------------------- ----------------
                                       Three Months      Year ended
                                       ended Dec. 31,     Dec. 31,
                                      -------------------------------
                                        2004   2003    2004     2003
---------------------------------------------------- ----------------
Reconciliation of diluted shares
 outstanding - GAAP to diluted
 shares outstanding - adjusted pro
 forma

Diluted shares outstanding - GAAP       33.1   32.2    32.6     30.7
Additional diluted shares outstanding
 assuming the preferred stock
 is converted to common stock at the
 beginning of the period
 plus common stock equivalents           9.8    9.0     9.5      9.7
                                      -------------- ----------------
Diluted shares outstanding - adjusted
 proforma                               42.9   41.2    42.1     40.4
                                      ============== ================


---------------------------------------------------- ----------------
                                       Three Months     Year ended
                                       ended Dec. 31,     Dec. 31,
                                      -------------------------------
                                        2004   2003    2004     2003
---------------------------------------------------- ----------------
Reconciliation of diluted earnings
 per share- GAAP to diluted
 earnings per share - adjusted pro
 forma

Diluted earnings per share - GAAP     $(0.28) $0.03   $1.16   $(3.53)
Anti-dilutive effect of converting
 preferred stock to common
 stock at the beginning of the period   0.06   0.12    0.50     2.29
Impact of Sprint transaction, including
 adjustments to eliminate purchase
 accounting                                -   0.32    0.07     3.66
Pro forma impact of SBC transaction,
 including adjustments to eliminate
 purchase accounting                           0.32    2.86     1.52
Impact of SBC transaction, including
 adjustments to eliminate purchase
 accounting                             1.22
                                      -------------- ----------------
Diluted earnings per share - adjusted
 proforma                              $1.00  $0.79   $4.59    $3.94
                                      ============== ================

---------------------------------------------------- ----------------

See accompanying Notes to Consolidated Statements of Income and Non-
 GAAP Measures - Schedule 10.


Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


R.H. DONNELLEY CORPORATION                           Schedule 9d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
---------------------------------------------------------

(unaudited)

Amounts in millions, except per share amounts
------------------------------------------------------------------
Reconciliation of adjusted pro forma EBITDA 2004 and normalized adjusted pro forma EBITDA 2004 to net income - GAAP and of adjusted EBITDA 2005 to net income -GAAP and of adjusted pro forma EBITDA 2004 to adjusted EBITDA 2005


Net income - GAAP, 2004                                       $70
Plus tax provision                                             46
Plus interest expense, net                                    175
Plus depreciation and amortization                             67
                                                          --------
EBITDA                                                        358

Net effect of adjustments to GAAP results from schedule 9b    259

                                                          --------
2004 Adjusted pro forma EBITDA (16)                          $617

Plus headquarters relocation expenses                           7
Less favorable adjustments to bad debt and claims
 expense on SBC-branded directories recorded prior
 to acquisition                                               (12)
Less incremental compensation expense that would have
 been realized assuming the company adopts SFAS 123 on
 January 1, 2005                                               (5)
Less other adjustments, including additional operating
 expenses management believes would have been incurred
 if RHD had operated the acquired business for the
 full year.                                                    (7)

                                                          --------
Normalized 2004 adjusted pro forma EBITDA                    $600

Less expected 2005 impact of additional investments
 in the business, including digital initiatives,
 advertising and promotion in Illinois, absence of
 favorable adjustments to bad debt and claims expense
 in Sprint-branded directories and incremental
 SFAS 123 related compensation expense in 2005
 compared to 2004                                             (25)
                                                          --------
2005 adjusted EBITDA outlook                                 $575

Less expected 2005 depreciation and amortization              (90)
Less expected 2005 interest expense, net                     (237)
Less expected 2005 tax provision                              (98)

                                                          --------
2005 Adjusted net income outlook                             $150

Less revenue from SBC-branded directories that published
 prior to the acquisition that would have been recognized
 absent purchase accounting adjustments required under
 GAAP                                                         (86)
Less cost uplift on SBC sales contracts as of the date of
 the acquisition, net of expenses on SBC-branded directories that published prior to acquisition that would have been recognized during the period absent purchase
 accounting required under GAAP                               (51)
Plus net tax reduction resulting from the exclusion of
 the SBC revenue and expenses due to purchase accounting       54

                                                          --------
Expected 2005 net income -GAAP                                $67

                                                          ========
------------------------------------------------------------------

See accompanying Notes to Consolidated Statements of Operations and
 Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-K.


                                                    Schedule 10
R.H. DONNELLEY CORPORATION
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------
AND NON-GAAP MEASURES
----------------------------------------------------------------------


(1) Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2) As a result of the SBC transaction and the related financing and associated accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted pro forma 2004 performance with adjusted pro forma 2003 results. Adjusted pro forma results reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of each year presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the SBC transaction had been consummated at the beginning of each period presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable. The pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense assumes the transaction occurred at the beginning of the periods presented and is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. See Schedules 7 and 8 for details of all of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(3) As a result of the Sprint transaction and the related financing and associated accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2004 performance with adjusted 2003 results. Adjusted results reflect the elimination of purchase accounting and certain other adjustments. The 2004 and 2003 adjusted results assume that the appropriate pro rata portion of the revenue and direct costs of directories acquired from Sprint that published prior to the acquisition plus all January 2003 Sprint directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(4) Adjusted pro forma results for 2003 and 2004 exclude the entire preferred dividend because the adjusted pro forma results assume the preferred shares were completely converted to common shares at the beginning of the period and therefore no dividends would have been payable.

(5) On a reported basis, basic EPS are calculated under the "two-class" method that requires earnings available to common shareholders, after deducting preferred stock dividends, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS are then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

(6) On an adjusted pro forma basis, basic and diluted EPS are calculated as net income (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the preferred stock was converted to common stock at the beginning of the period.

(7) Includes (a) the revenue and expenses for directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP, (b) DonTech's selling and operational expenses prior to the acquisition, and (c) certain differences between historical and current accounting policies of RHD and the acquired entities. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(8) Represents the additional depreciation and amortization expense related to the tangible and identifiable intangible assets acquired from SBC over their estimated useful lives.

(9) Represents the elimination of equity accounting used to account for RHD's 50% ownership interest in DonTech prior to the SBC transaction.

(10) Represents the additional interest expense from the incremental borrowings used to finance the SBC transaction. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined by GAAP results.

(11) Represents the tax effect of adjustments.

(12) Includes the revenue and direct costs for directories acquired from Sprint in 2003 that published prior to the acquisition plus all January 2003 directories that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP, and the effect of certain differences between Sprint and RHD historical and current accounting policies. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(13) Represents the write-off of deferred financing costs on pre-acquisition debt that was refinanced at the closing of the Sprint transaction. This write-off is considered non-operational and is excluded from the adjusted pro forma results.

(14) Represents the gain on hedging activity recognized in 2003. This gain is considered non-operational and is excluded from the adjusted pro forma results.

(15) Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability.

(16) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted pro forma EBITDA represents adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA and Adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

(17) Reflects reclassification of $4.9 million from deferred directory costs to prepaid expenses at December 31, 2003 for deferred sales commissions paid prior to the respective directory publication.

    CONTACT: R.H. Donnelley Corporation
             James M. Gruskin, 800-497-6329